Exhibit (j)(ii) under Form N-1A
                                        Exhibit 23 under Item 601/ Reg. S-K





         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of MTB Group of Funds and to the use of our report dated December 2, 2005 on the financial statements and financial highlights of FBR Virginia Tax-Free Portfolio, a series of The FBR Funds. Such financial statements and financial highlights appear in The FBR Funds' 2005 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information of this Registration Statement.





                                           TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
February 17, 2006